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                                                                    EXHIBIT 23.2

    We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus forming a part of this Registration Statement on Form F-3 of Visible Genetics Inc. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 as amended (the "Act"), or the rules and regulations thereunder, or that we are "experts" within the meaning of the Act or such rules and regulations.

Dated: January 25, 2002

                                    Very truly yours,
                                    /S/ BROWN RAYSMAN MILLSTEIN FELDER & STEINER
                                    LLP